Exhibit 5.1

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

January 28, 2022

Galaxy Digital Inc.

300 Vesey Street

New York, New York 10282

Ladies and Gentlemen:

We have acted as counsel to Galaxy Digital Inc., a Delaware corporation (the “Company”), and Galaxy Digital Holdings Ltd., a Cayman Islands exempted company (“GDHL”), in connection with the Company’s and GDHL’s Registration Statement on Form S-4 (as may be amended, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, (i) the proposal of GDHL to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), with the continuing entity following the Domestication to be renamed Galaxy Digital Holdings Inc. (from and after the consummation of the Domestication, “GDH Delaware”), (ii) the merger of GDH Titan Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company that was formed solely for the purpose of consummating the transactions (“Merger Sub 1”), with and into GDH Delaware (the “Reorganization Merger”), with GDH Delaware surviving as a wholly-owned subsidiary of the Company, and (iii) the solicitation of votes from the stockholders of BitGo Holdings, Inc. (“BitGo”) to approve and adopt the Agreement and Plan of Merger, dated May 5, 2021, by and among GDHL, the Company, BitGo and the other parties thereto (as it may be amended, modified or otherwise supplemented from time to time, the “Merger Agreement”) and the transactions contemplated thereby, including the merger of GDH Titan Merger Sub 2, Inc., a Delaware corporation and a jointly-owned subsidiary of Galaxy Digital Holdings LP, a Cayman Islands exempted limited partnership (“GDH LP”), and the Company that was formed solely for the purpose of consummating the transactions (“Merger Sub 2”), with and into BitGo (the “BitGo Merger”), with BitGo continuing as the surviving corporation and ultimately an indirect wholly-owned subsidiary of GDH LP and a consolidated subsidiary of the Company.

In connection with the Domestication, GDHL will change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act (2020 revision) and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication (the “Certificate of Domestication”) simultaneously with the GDH Delaware Certificate of Incorporation (as defined below) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is subject to the approval of the shareholders of GDHL. On the effective date of the Domestication, (i) all of GDHL’s issued and outstanding ordinary shares, par value CAD$0.001 per share (the “Ordinary Shares”), will automatically convert by operation of law, on a one-for-one basis, into shares of Class A common stock, par value $0.001 per share, of GDH Delaware (the “GDH Delaware Class A Common Stock”), and (ii) all of GDHL’s issued and outstanding warrants to purchase Ordinary Shares (the “GDHL Warrants”) will automatically convert by operation of law, on a one-for-one basis, into warrants to purchase shares of GDH Delaware Class A Common Stock (the “GDH Delaware Warrants”). The GDH Delaware Class A Common Stock and the GDH Delaware Warrants are referred to herein collectively as the “GDH Delaware Securities.”

Following the consummation of the Domestication, Merger Sub 1 and GDH Delaware will effect the Reorganization Merger in accordance with Section 251(g) of the DGCL by filing a certificate of merger (the “First Certificate of Merger”) simultaneously with the Company Certificate of Incorporation (as defined below) with the Delaware Secretary of State. At the effective time of the Reorganization Merger, (i) all of the issued and outstanding shares of GDH Delaware Class A Common Stock will automatically convert by operation of law, on a one-for-one basis, into shares of Class A common stock, par value $0.001 per share, of the Company (the “Company Class A Common Stock”), and (ii) all of the issued and outstanding GDH Delaware Warrants will automatically convert by operation of law, on a one-for-one basis, into warrants to purchase shares of Company Class A Common Stock (the “Company Warrants”).

Following the consummation of the Reorganization Merger, Merger Sub 2 and BitGo will effect the BitGo Merger in accordance with the DGCL by filing a certificate of merger (the “Second Certificate of Merger”) with the Delaware Secretary of State. At the effective time of the BitGo Merger, the Company will issue shares of Company Class A Common Stock to the existing equityholders of BitGo pursuant to the Merger Agreement (the “BitGo Merger Shares”). The Company Class A Common Stock (including the BitGo Merger Shares) and the Company Warrants are referred to herein collectively as the “Company Securities.”

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purpose of rendering the opinions expressed herein, including: (i) the Registration Statement; (ii) the form of Certificate of Incorporation of GDH Delaware to be effective upon the consummation of the Domestication (the “GDH Delaware Certificate of Incorporation”); (iii) the form of Certificate of Incorporation of the Company to be effective upon the consummation of the Reorganization Merger (the “Company Certificate of Incorporation” and, together with the GDH Delaware Certificate of Incorporation, the “Certificates of Incorporation”); (iv) the form of the Certificate of Domestication; (iv) the form of the First Certificate of Merger; (vi) the form of the Second Certificate of Merger; (vii) the form of Bylaws of GDH Delaware to be effective upon the consummation of the Domestication; (viii) the form of Bylaws of the Company to be effective upon the consummation of the Reorganization Merger; (ix) each Warrant to Purchase Ordinary Shares, dated as of November 12, 2020, between GDHL and the purchasers party thereto (collectively, the “Warrant Agreements”); and (x) the Merger Agreement.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all parties executing documents had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties, (vi) all statements in certificates of public officials and officers of the Company and GDHL that we reviewed were and are accurate, and (vii) all representations made by the Company and GDHL as to matters of fact in the documents that we reviewed were and are accurate. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, GDHL and others and of public officials, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL.

Based upon the foregoing, and subject to the additional assumptions, qualifications and limitations set forth herein, we advise you that, in our opinion:

1. Upon effectiveness of the Domestication, the issued and outstanding Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of GDH Delaware Class A Common Stock.

2. Upon effectiveness of the Domestication, each issued and outstanding GDH Delaware Warrant will be a valid and binding agreement of GDH Delaware, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3. Upon effectiveness of the Reorganization Merger, the issued and outstanding shares of GDH Delaware Class A Common Stock will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Company Class A Common Stock.

4. Upon effectiveness of the Reorganization Merger, each issued and outstanding Company Warrant will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5. When the BitGo Merger Shares have been issued in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the BitGo Merger Shares will have been duly authorized and will be, upon issuance, validly issued, fully paid and nonassessable.

In connection with the opinions expressed above, we have assumed that:

1. Each Ordinary Share and GDHL Warrant issued and outstanding prior to the Domestication was not or will not be issued in violation of any preemptive or other similar rights arising under the laws of the Cayman Islands or Canada, the organizational documents of GDHL, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or any court decree or order;

2. Prior to effecting the Domestication: (i) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (ii) the shareholders of GDHL will have approved, among other things, the Domestication; (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands and Canada to authorize and permit the Domestication; and (iv) any and all consents, approvals and authorizations from applicable Cayman Islands or Canadian governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

3. The current drafts of each of the GDH Delaware Certificate of Incorporation and the Company Certificate of Incorporation, in the respective forms thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL (in the case of the GDH Delaware Certificate of Incorporation) and the First Certificate of Merger (in the case of the Company Certificate of Incorporation), has been, or prior to the filing of the respective Certificates of Incorporation will be, filed by or in respect of GDHL or the Company with the Delaware Secretary of State, and that each of GDHL and the Company will pay all fees and other charges required to be paid in connection with the filing of the respective Certificates of Incorporation;

4. Prior to the issuance of any GDH Delaware Securities, the Domestication will have been consummated in accordance with the DGCL; and

5. Prior to the issuance of any Company Securities, the Reorganization Merger will have been consummated in accordance with the DGCL and the Merger Agreement.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in each prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP